PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

THREE EASY WAYS TO VOTE YOUR PROXY
To vote by Internet
1)	Read the Combined Proxy Statement and Prospectus and have the proxy card below at hand.
2)	Go to website www.proxyvote.com.
3)	Follow the instructions provided on the website.
To vote by Telephone
1)	Read the Combined Proxy Statement and Prospectus and have the proxy card below at hand.
2)	Call 1-800-690-6903.
3)	Follow the instructions.
To vote by Mail
1)	Read the Combined Proxy Statement and Prospectus.
2)	Check the appropriate box on the proxy card below.
3)	Sign and date the proxy card.
4)	Return the proxy card in the enclosed postage-paid envelope provided.
If you are NOT voting by Telephone or Internet, Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E51423-S76473 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THE TOCQUEVILLE INTERNATIONAL VALUE FUND

				For	Against	Abstain

1.
To approve the Agreement and Plan of Reorganization and Termination adopted by The Tocqueville Trust’s Board of Trustees, which provides for the reorganization of The Tocqueville International Value Fund, a series of The Tocqueville Trust, into the American Beacon Tocqueville International Value Fund, a newly created series of American Beacon Funds.
				☐	☐	☐

Those present and the appointed proxies also will transact such other business, if any, as may properly come before the Special Meeting or any adjournments or postponements thereof.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Combined Proxy Statement and Prospectus is acknowledged.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of
Shareholders to be Held on December 13, 2018, or any adjournment or postponement thereof.
This Proxy Card and the attached Combined Proxy Statement and Prospectus (the "Combined Proxy
Statement and Prospectus") are available on the internet at www.tocquevillefunds.com.

E51424-S76473

THE TOCQUEVILLE INTERNATIONAL VALUE FUND

The undersigned shareholder of The Tocqueville International Value Fund (the "Fund"), a series of The Tocqueville Trust. (the "Trust"), hereby appoints Thomas O. Pandick and Cleo Kotis and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote, as indicated herein, all of the shares of common stock of the Fund standing in the name of the undersigned at the close of business on October 15, 2018, at a Special Meeting of Shareholders to be held at the office of The Tocqueville Trust, 40 West 57th Street, 19th Floor, New York, NY 10019, December 13, 2018 at 11:00 a.m. Eastern Time, and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Combined Proxy Statement and Prospectus for the meeting.

THIS PROXY IS SOLICITED BY THE TRUST'S BOARD OF TRUSTEES AND WILL BE VOTED FOR THE PROPOSAL SHOWN ON THE REVERSE SIDE UNLESS OTHERWISE INDICATED.

PLEASE SIGN AND DATE ON THE REVERSE SIDE